UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2010

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On August 17, 2010, XOMA Ltd. (the “Company”) issued the press release attached as Exhibit 99.1 hereto and incorporated by reference herein announcing that its board of directors had approved a 1-for-15 share consolidation, or reverse stock split, that became effective with the opening of trading on August 18, 2010.  At the effective time of the reverse split, every 15 of the Company’s pre-split common shares, par value $.0005 per share, were automatically consolidated into one post-split share, par value $.0075 per share.  In addition, the exercise prices of the Company's outstanding warrants, issued in June of 2009 and February of 2010, were proportionately increased by multiplying the current exercise prices by 15, and the numbers of shares issuable upon exercise thereof were proportionately decreased by dividing the current numbers of shares so issuable by 15.  Also as a result of the reverse split, the number of rights under the Company’s  Shareholders Rights Agreement dated as of February 26, 2003 associated with each common share was adjusted by multiplying such number by 15, and the number of votes associated with each related Series A preference share was adjusted by dividing such number by 15, but the exercise price of each right remains unchanged.

Item 9.01.                      Financial Statements and Exhibits.

99.1                                 Press Release dated August 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2010	XOMA LTD.

By: /s/ Christopher J. Margolin
Name: Christopher J. Margolin
Title: Vice President, General Counsel and
Secretary